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                                                                      EXHIBIT 11

HEALTHCARE.COM CORPORATION AND SUBSIDIARY
STATEMENTS OF COMPUTATION OF PER SHARE EARNINGS (LOSS)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                               THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                  SEPTEMBER 30,
                                                            ------------------------       ------------------------
                                                              2000           1999            2000           1999
                                                            ---------      ---------       ---------      ---------

Net earnings (loss) attributable to common
shareholders                                                $   1,061      $    (472)      $   2,113      $  (3,492)
                                                            =========      =========       =========      =========

Weighted average number of common
 shares outstanding                                            27,753         25,375          26,997         25,308
                                                            =========      =========       =========      =========

Basic net earnings (loss) per common share                  $    0.04      $   (0.02)      $    0.08      $   (0.14)
                                                            =========      =========       =========      =========

Shares used in diluted net earnings (loss) per
 common share calculation:
 Weighted average number of common
   shares outstanding                                          27,753         25,375          26,997         25,308

  Additional shares assumed outstanding
   from dilutive stock options and warrants
   used in diluted net earnings (loss) per share
   calculation                                                    370             --(1)          744            --(1)
                                                            ---------      ---------       ---------      ---------
                                                               28,123         25,375          27,741         25,308
                                                            =========      =========       =========      =========
Diluted net earnings (loss) per common share                $    0.04      $   (0.02)      $    0.08      $   (0.14)
                                                            =========      =========       =========      =========


(1) Since stock options and warrants are antidilutive to the diluted net loss per common share calculation, stock options and warrants are not considered in such diluted net loss per share calculation for the three and nine months ended September 30, 1999.